UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 20, 2004

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2165 Technology Drive
Schenectady, NY 12308
(Address and zip code of principal executive offices)

(518) 346-7799
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2004, Authentidate Holding Corp. (“Authentidate”) announced that Peter R. Smith, its Executive Vice President – Chief Operating Officer, Authentidate Group, is leaving the company effective December 31, 2004. Mr. Smith is entitled to receive a severance payment equal to his current base salary for up to a period of 12 months from the effective date of his termination. A press release announcing this event, among other matters, was issued by Authentidate on December 21, 2004. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Information

On December 21, 2004, Authentidate issued a press release announcing an internal reorganization of its business units. As part of this reorganization, Authentidate has established a Products & Technology Group to establish and develop a common service platform to support a variety of solutions. Authentidate further announced that it has retained Mr. O’Connell (Ben) J. Benjamin to lead the Products & Technology Group commencing January 1, 2005. A copy of the press release dated December 21, 2004 is attached as Exhibit 99.1.

Item 9.01	FINCANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are filed or furnished herewith:

99.1	Press Release dated December 21, 2004

SIGNATURE

AUTHENTIDATE HOLDING CORP.

By: /s/ Surendra Pai

Name: Surendra Pai
Title: Chief Executive Officer and President
Date: December 21, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 21, 2004